Exhibit 99.1
Enovix Declares Shareholder Warrant Dividend
Warrant dividend follows major operational milestone: Launch of AI-1TM, a Revolutionary Silicon-Anode Smartphone Battery Platform

FREMONT, Calif., July 7, 2025 – Enovix Corporation (Nasdaq: ENVX) (“Company” or “Enovix”), a global high-performance battery company, today announced a special dividend in the form of warrants to holders of the Company’s common stock as of July 17, 2025 (the “Record Date”). Each stockholder of record as of the Record Date will receive one (1) warrant for every seven (7) shares of common stock held, rounded down to the nearest whole number. In addition, holders of the Company’s 3.00% convertible senior notes due 2028 (“Convertible Notes”) as of the Record Date will receive warrants on a pass-through basis, as provided under the indenture governing the Convertible Notes.
The Company expects to distribute the warrants to stockholders and other eligible recipients on or about July 21, 2025 (the “Distribution Date”). The warrants will be issued without any action required by the Company’s stockholders or noteholders as of the Record Date and without any payment of cash or other consideration.
Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $8.75 per share. The warrants may be exercised only for cash. Following the Distribution Date, the warrants are expected to be listed and trade on the Nasdaq Stock Market under the ticker ENVXW.
The transaction provides Enovix the opportunity to raise up to $253.8 million of gross proceeds with equity issued at an approximate 12% premium to the trailing 60-day volume-weighted average price (“VWAP”) of our common stock as of July 3, 2025, despite the attractive price to shareholders. Management thus intends the dividend to be an attractive source of financing due to the combination of immediate shareholder value delivered, the Company's flexibility given frictionless execution, and ability to issue equity in a very cost-efficient manner.
This announcement follows the Company’s launch earlier today of the AI-1TM platform, its first Artificial Intelligence ClassTM batteries for the next generation of smartphones that require significantly higher total energy storage and power to perform AI functions locally.
•“This dividend is designed to give our shareholders meaningful flexibility immediate gain and liquidity without dilution and with no obligation to act,” said Ryan Benton, Enovix CFO. “We’re well funded today, but if exercised, the proceeds could support scale-up of Fab2, accelerate customer ramps, and advance our strategic priorities. It’s a thoughtful way to strengthen our balance sheet – and simultaneously reward our current shareholders.”
•T.J. Rodgers, Chairman of Enovix, said, “I’ve worked with Brendan Dyson on convertible debentures for over 30 years, including some of the early work on the now‑common call spreads at maturity. In this case, we instructed him to make the deal to investors that was not only immediately accretive, but also a long‑term ‘must have’ portfolio addition – and he did just that.”

Exhibit 99.1
Details of Warrant Distribution
Stockholders will receive one (1) warrant for each seven (7) shares of common stock held as of the Record Date of July 17, 2025, rounded down to the nearest whole number for any fractional warrant. As an example, a stockholder who owns 1,000 shares of common stock would receive 142 warrants, and a stockholder who owns 7,000 shares of common stock would receive 1,000 warrants.
Holders of the Convertible Notes as of the Record Date will also receive warrants based on the same ratio in the manner determined by the indenture governing the Convertible Notes. As an example, holders of each $1,000 face amount of Convertible Notes will receive 9.1543 warrants, rounded down to the nearest whole number for any fractional warrant.
After the Distribution Date, warrant holders may exercise their warrants for cash as specified under the terms of the warrant agreement that we expect to file with the U.S. Securities and Exchange Commission (“SEC”) by the Distribution Date.
The warrants will expire at 5:00 p.m. New York City time on October 1, 2026, unless the “Early Expiration Price Condition” is met, in which case the expiration will be accelerated.
The Early Expiration Price Condition will be deemed satisfied if, during any period of twenty (20) out of thirty (30) consecutive trading days, the VWAP of the common stock equals or exceeds $10.50 (the “Early Expiration Trigger Price”) whether or not consecutive (such final day, the “Early Expiration Price Condition Date”). If this condition is met, the warrants will expire at 5:00 p.m. New York City time on the Business Day immediately following the Early Expiration Price Condition Date or such other date as the Company may elect in accordance with the warrant agreement.
The Company will host a live conference call to discuss this announcement today at 2:00 PM PT / 5:00 PM ET. To join the call, participants must use the following link to register: https://enovix-special-investor-conference-call-july-2025.open-exchange.net/ A Frequently Asked Questions (FAQs) document regarding this warrant dividend distribution will be made available on the Investor Relations section of Enovix’s website at https://ir.enovix.com.
If the Early Expiration Price Condition occurs, Enovix will make a public announcement to that effect which will include the corresponding warrant expiration date.

Transaction Advisors
B. Dyson Capital Advisors is serving as exclusive advisor to the Company on the structuring and distribution of the warrants.
TD Cowen is acting as financial advisor to the Company, with Canaccord Genuity, Oppenheimer & Co. Inc., and William Blair & Company supporting as additional capital markets advisors.

About Enovix Corporation
Enovix is a leader in advancing lithium-ion battery technology with its proprietary 3D cell architecture designed to deliver higher energy density and improved safety. The Company’s breakthrough silicon-anode batteries are engineered to power a wide range of devices from wearable electronics and mobile communications to industrial and electric vehicle applications. Enovix’s technology enables longer battery life and faster charging, supporting the growing global demand for high-performance energy storage. Enovix holds a robust portfolio of issued and pending patents covering its core battery design, manufacturing process, and system integration innovations. For more information, visit https://www.enovix.com.

Exhibit 99.1
No Offer or Solicitation
This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The issuance of the warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This press release contains a general summary of the warrants. Please read the warrant agreement when it becomes available as it will contain important information about the terms of the warrants.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us, the warrant dividend and our business that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements in this press release include, without limitation, our expectations regarding the warrant distribution and our AI-1TM battery platform launch, the alignment of our capital structure with shareholder support and performance-based execution, that capital raised through warrant exercises could support our scale-up at Fab2, accelerate customer ramps and advance strategic priorities, that the warrant distribution is aligned with shareholder interests and considered a long-term “must-have” for our investors’ portfolios, the acceptance to trading of the warrants on the Nasdaq Stock Market, the existence of a market for the warrants, and our capital raising potential if warrants are exercised. Actual results and outcomes could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, those risks and uncertainties and other potential factors set forth in our filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. For a full discussion of these risks, please refer to Enovix’s filings with the SEC, including its most recent Form 10-K and Form 10-Q, available at https://ir.enovix.com and www.sec.gov. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1
Contacts:

Investors
Robert Lahey
ir@enovix.com

Chief Financial Officer
Ryan Benton
ryan.benton@enovix.com